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                                                                   Exhibit 10.16
                                                                   -------------

                             EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of March 8, 2000, is made and entered into by and between Scottish Annuity & Life Holdings, Ltd., a Cayman Islands company (the "Company"), and Scott E. Willkomm (the "Executive").

                                  WITNESSETH:

          WHEREAS, the Executive has agreed to serve as President of the Company and is expected to make major contributions to the short- and long-term profitability, growth and financial strength of the Company; and

          WHEREAS, the Company wishes to employ the Executive, and the Executive is willing to be employed by the Company, both on the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, the Company and the Executive agree as follows:

     1. Certain Defined Terms. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

          (a)  "Act"  means the Securities Exchange Act of 1934, as amended.

          (b) "Base Pay" means the Executive's annual base salary rate as in effect from time to time, as set forth in Section 5(a).

          (c)  "Board" means the Board of Directors of the Company.

          (d) "Cause" means that the Executive shall have committed any of the following:
               (i) an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or any Subsidiary;

               (ii) intentional wrongful damage to any material property of the Company or any Subsidiary;

               (iii) intentional wrongful disclosure of secret processes or confidential information of the Company or any Subsidiary; or

               (iv) conviction of a felony or other crime involving moral turpitude;

     and any such act shall have been materially harmful to the Company. For purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Executive not in good
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     faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel (if the Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Executive had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Executive or his beneficiaries to contest the validity or propriety of any such determination.

          (e) "Change in Control" means the occurrence of any of the following events:

               (i) the Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Ordinary Shares immediately prior to such transaction;

               (ii) the Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Ordinary Shares immediately prior to such sale or transfer;

               (iii) the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

               (iv) if during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each Director first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of any such period.

     Notwithstanding the foregoing provisions of Paragraph (iii) above, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement: (i) solely because (A) the Company, (B) a Subsidiary or
     (C) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Act, disclosing beneficial ownership by it of shares, or because

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     the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership; or (ii) solely because of a change in control of any Subsidiary other than Scottish Annuity & Life Insurance Company (Cayman) Ltd.

          (f) "Competitive Activity" means the Executive's participation, without the written consent of an officer of the Company, in the management of any business enterprise if such enterprise engages in substantial and direct competition with the Company. "Competitive Activity" will not include the mere ownership of securities in any such enterprise and the exercise of rights appurtenant thereto.

          (g)  "Director" means a member of the Board.

          (h) "Employee Benefits" means the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which senior officers of the Company are entitled to participate, including without limitation any stock option, performance share, performance unit, stock purchase, stock appreciation, savings, pension, supplemental executive retirement, or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company or a Subsidiary), disability, salary continuation, expense reimbursement and other employee benefit policies, plans, programs or arrangements that may now exist or may be adopted hereafter by the Company or a Subsidiary.

          (i) "Incentive Pay" means an annual bonus, incentive or other payment of compensation, in addition to Base Pay, made or to be made in regard to services rendered in any year or other period pursuant to any bonus, incentive, profit-sharing, performance, discretionary pay or similar agreement, policy, plan, program or arrangement (whether or not funded) of the Company or a Subsidiary, or any successor thereto.

          (j) "Ordinary Shares" means the ordinary shares, par value $.01 per share, of the Company.

          (k) "Retirement Plans" means the retirement income, supplemental executive retirement, excess benefits and retiree medical, life and similar benefit plans providing retirement perquisites, benefits and service credit for benefits for senior officers of the Company now existing or hereafter adopted.

          (l) "Subsidiary" means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

          (m) "Term" means the period commencing as of the date of this Agreement and expiring on the second anniversary of this Agreement; provided, however, that commencing on the second anniversary of the date of this Agreement and each anniversary thereafter, the term of this Agreement will automatically be extended for an additional one year unless, not later than 90 days before any such anniversary date, the Company or the Executive shall have given written notice that it or the Executive, as the case may be, does not wish to have the Term extended.

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          (n)  "Termination Date" means the date on which the Executive's employment is terminated (the effective date of which shall be the date of termination, or such other date that may be specified by the Executive if the termination is pursuant to Section 6(b)).

          (o) "Voting Stock" means securities entitled to vote generally in the election of directors.

     2. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed with the Company for the Term, upon the terms and conditions herein set forth.

     3.   Positions and Duties.

          (a) During the Term, the Executive will serve in the position of President of the Company, or such other position as may be agreed upon by the Company and the Executive, and will have such duties, functions, responsibilities and authority as are (i) reasonably assigned to him by the Board, consistent with the Executive's position as the Company's President or
(ii) assigned to his office in the Company's articles of association. The Executive will report directly to the Chief Executive Officer of the Company.

          (b) During the Term, the Executive will be the Company's full-time employee and, except as may otherwise be approved in advance in writing by the Board, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, the Executive will devote substantially all of his business time and attention to the performance of his duties to the Company. Notwithstanding the foregoing, the Executive may (i) subject to the approval of the Board, serve as a director of a company, provided such service does not constitute a Competitive Activity, (ii) serve as an officer, director or otherwise participate in purely educational, welfare, social, religious and civic organizations, (iii) serve as an officer, director or trustee of, or otherwise participate in, any organizations and activities with respect to which the Executive's participation was disclosed to the Company in writing prior to the date hereof and (iv) manage personal and family investments.

     4. Place of Performance. In connection with his employment during the Term, unless otherwise agreed by the Executive, the Executive will be based at the Company's principal executive offices in the Cayman Islands. The Executive will undertake normal business travel on behalf of the Company.

     5.   Compensation and Related Matters.

          (a) Annual Base Salary. During the Term, the Company will pay to the Executive an annual base salary of not less than US $408,000, which annual base salary may be increased (but not decreased) from time to time by the Board (or a duly authorized committee thereof) in its sole discretion, payable at the times and in the manner consistent with the Company's general policies regarding compensation of executive employees. The Board may from time to time authorize such additional compensation to the Executive, in cash or in property, as the Board may determine in its sole discretion to be appropriate.

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          (b)  Annual Incentive Compensation.  If the Board (or a duly authorized committee thereof) authorizes any cash incentive compensation or approves any other management incentive program or arrangement, the Executive will be eligible to participate in such plan, program or arrangement under the general terms and conditions applicable to executive and management employees. The annual cash incentive compensation paid to the Executive will be paid in accordance with the Company's annual incentive compensation plan. Nothing in this Section 5(b) will guarantee to the Executive any specific amount of incentive compensation, or prevent the Board (or a duly authorized committee thereof) from establishing performance goals and compensation targets applicable only to the Executive.

          (c) Retirement Account. During the Term, the Company shall fund a retirement account for the Executive in an amount not less than 10% of Executive's Base Pay for each year during the Term. The Company shall provide for the Executive and his dependents medical and health care benefits standard for executive officers of the Company.

          (d) Executive Benefits. In addition to the compensation described in Sections 5(a) and 5(b), the Company will make available to the Executive and his eligible dependents, subject to the terms and conditions of the applicable plans, including without limitation the eligibility rules, participation in all Company-sponsored employee benefit plans including all employee retirement income and welfare benefit policies, plans, programs or arrangements in which senior executives of the Company participate, including any stock option, stock purchase, stock appreciation, savings, pension, supplemental executive retirement or other retirement income or welfare benefit, disability, salary continuation, and any other deferred compensation, incentive compensation, group and/or executive life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), expense reimbursement or other employee benefit policies, plans, programs or arrangements, including without limitation financial counseling services or any equivalent successor policies, plans, programs or arrangements that may now exist or be adopted hereafter by the Company.

          (e) Expenses. The Company will promptly reimburse the Executive for all business expenses the Executive incurs in order to perform his duties to the Company under this Agreement in a manner commensurate with the Executive's position and level of responsibility with the Company, and in accordance with the Company's policy regarding substantiation of expenses.

          (f) Options. The Company shall grant Executive, upon the execution of this Agreement, an option ("Option") to purchase up to 400,000 Ordinary Shares of the Company, such Option to be exercisable at a per share price equal to the Market Value Per Share (as defined in the Company's Second Amended and Restated 1998 Stock Option Plan) on the date of grant and to be governed by the option agreement, a form of which is attached hereto as Exhibit A.

     6.   Termination Following the Date of this Agreement.

          (a) The Executive's employment may be terminated by the Company during the Term and the Executive shall be entitled to the severance compensation provided by

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Section 7 unless such termination is the result of the occurrence of one or more of the following events:

               (i)    The Executive's death;

               (ii) If the Executive becomes permanently disabled within the meaning of, and begins actually to receive disability benefits pursuant to, the long-term disability plan in effect for, or applicable to, the Executive; or

               (iii)  Cause.

If, during the Term, the Executive's employment is terminated by the Company or any Subsidiary other than pursuant to Section 6(a)(i), 6(a)(ii) or 6(a)(iii), the Executive will be entitled to the benefits provided by Section 7 hereof.

          (b) The Executive may terminate employment with the Company during the Term with the right to severance compensation as provided in Section 7 upon the occurrence of one or more of the following events (regardless of whether any other reason, other than Cause as hereinabove provided, for such termination exists or has occurred, including without limitation other employment):

               (i) Failure to elect or reelect or otherwise to maintain the Executive in the office or the position, or a substantially equivalent office or position, of or with the Company (or any successor thereto by operation of law of or otherwise), which the Executive held pursuant to, and upon the date of, this Agreement;

               (ii) (A) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Executive held pursuant to, and upon the date of, this Agreement, (B) a reduction in the aggregate of the Executive's Base Pay received from the Company and any Subsidiary or (C) the termination or denial of the Executive's rights to Employee Benefits or a reduction in the scope or value thereof, unless such reduction is applicable to all employees of the Company on a pro rata basis, any of which is not remedied by the Company within 30 calendar days after receipt by the Company of written notice from the Executive of such change, reduction or termination, as the case may be;

               (iii) A determination by the Executive (which determination will be conclusive and binding upon the parties hereto provided it has been made in good faith and in all events will be presumed to have been made in good faith unless otherwise shown by the Company by clear and convincing evidence) that a change in circumstances has occurred following this Agreement, including, without limitation, a change in the scope of the business or other activities for which the Executive was responsible immediately prior to the date of this Agreement, which has rendered the Executive substantially unable to carry out, has substantially hindered the Executive's performance of, or has caused the Executive to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive pursuant to, and upon the date of, this Agreement, which situation is not remedied within

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     30 calendar days after written notice to the Company from the Executive of such determination;

               (iv) The liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or substantially all of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which all or substantially all of its business and/or assets have been transferred (by operation of law or otherwise) assumed all duties and obligations of the Company under this Agreement pursuant to Section 13(a);

               (v) A Change in Control has occurred and Executive, within one year thereafter, gives the notice of termination of his employment with the Company contemplated in this Section 6(b); or

               (vi) Without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Company or any successor thereto which is not remedied by the Company within 30 calendar days after receipt by the Company of written notice from the Executive of such breach.

          (c) A termination by the Company pursuant to Section 6(a) or by the Executive pursuant to Section 6(b) will not affect any rights that the Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company or any Subsidiary providing Employee Benefits, which rights shall be governed by the terms thereof.

     7.   Severance Compensation.

          (a) If the Company shall terminate the Executive's employment during the Term other than pursuant to Section 6(a)(i), 6(a)(ii) or 6(a)(iii), if the Executive shall terminate his employment pursuant to Section 6(b), or if the Company shall give Executive written notice not later than 90 days prior to the second anniversary or any subsequent anniversary of this Agreement of non-renewal of this Agreement, the Company shall pay to the Executive the amount specified herein upon the later of (i) five business days after the Termination Date or date of expiration of this Agreement, as the case may be, (ii) the effective date of a release executed by the Executive and the Company in the form attached hereto as Exhibit B or (iii) , at the Executive's option, a date later than the dates specified in clauses (i) and (ii). In lieu of any further payments to the Executive for periods subsequent to the Termination Date or such expiration date, except in the event of a termination by the Executive of his employment pursuant to Section 6(b)(v), the Company shall make a lump sum payment (the "Severance Payment"), in an amount equal to 200% of the sum of (i) an amount equal to the aggregate annual Base Pay (at the highest rate in effect for any year prior to the Termination Date) and (ii) the aggregate Incentive Pay (based upon the greatest amount of Incentive Pay paid or payable to the Executive for any year prior to the Termination Date). If the Executive shall terminate his employment pursuant to Section 6(b)(v), his Severance Payment shall be an amount equal to 300% of the sum of the amounts described in clauses
(i) and (ii) of the immediately preceding sentence of this Section 7(a).

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          (b)  There shall be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment to or benefit for the Executive provided for in this Agreement.

          (c) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment required to be made hereunder on a timely basis, the Company shall pay interest on the amount thereof at an annualized rate of interest equal to the then-applicable interest rate prescribed by the Pension Benefit Guarantee Corporation for benefit valuations in connection with non-multiemployer pension plan terminations assuming the immediate commencement of benefit payments.

      8.   Certain Additional Payments by the Company.

          (a) Anything in this Agreement to the contrary notwithstanding, in the event that this Agreement shall become operative and it shall be determined (as hereafter provided) that any payment (other than the Gross-Up payments provided for in this Section 8) or distribution by the Company or any of its affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, performance share, performance unit, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto)or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"); provided; however, that no Gross-up Payment shall be made with respect to the Excise Tax, if any, attributable to (i) any incentive stock option, as defined by Section 422 of the Code ("ISO") granted prior to the execution of this Agreement, or (ii) any stock appreciation or similar right, whether or not limited, granted in tandem with any ISO described in clause (i). The Gross-Up Payment shall be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

          (b) Subject to the provisions of Section 8(f), all determinations required to be made under this Section 8, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Executive and the amount of such Gross-Up Payment, if any, shall be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Executive in his sole discretion. The Executive shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Executive within 30 calendar days after the Termination Date, if applicable, and any such other time or times as may be requested by the Company or the Executive. If the Accounting Firm determines that any Excise Tax is

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     payable by the Executive, the Company shall pay the required Gross-Up
     Payment to the Executive within five business days after receipt of such determination and calculations with respect to any Payment to the Executive. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Company and the Executive an opinion that the Executive has substantial authority not to report any Excise Tax on his federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 8(f) and the Executive thereafter is required to make a payment of any Excise Tax, the Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

          (c) The Company and the Executive shall each provide the Accounting Firm access to and copies of any books, record and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by Section 8(b). Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Executive.

          (d) The federal, state and local income or other tax returns filed by the Executive shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive shall make proper payment of the amount of any Excise Payment, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive shall within five business days pay to the Company the amount of such reduction.

          (e) The fees and expenses of Accounting Firm for its services in connection with the determinations and calculations contemplated by Section 8(b) shall be borne by the Company. If such fees and expenses are initially paid by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of his payment thereof.

          (f) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the

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payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than 30 business days after the Executive actually receives notice of such claim and the Executive shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive shall not pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Company and (ii) the date that any payment of amount with respect to such claim is due. If the Company notified the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company;

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

               (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

               (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 8(f), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 8(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at his own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be

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entitled to settle or contest as the case may be, any other issue raised by the
Internal Revenue Service or any other taxing authority.

          (g) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(f), the Executive receives any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(f)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(f), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of any such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to the Executive pursuant to this Section 8.

     9. No Mitigation Obligation. The Company hereby acknowledges that it will be difficult and may be impossible for the Executive to find reasonably comparable employment following the Termination Date and that the non-competition covenant in Section 10 will further limit the employment opportunities for the Executive. In addition, the Company acknowledges that its severance pay plans applicable in general to its salaried employees do not provide for mitigation, offset or reduction of any severance payment received thereunder. Accordingly, the payment of the severance compensation by the Company to the Executive in accordance with the terms of this Agreement is hereby acknowledged by the Company to be reasonable, and the Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise.

     10.  Competitive Activity; Confidentiality; Nonsolicitation.

          (a) The Executive acknowledges that during the course of his employment with the Company the Executive will learn business information valuable to the Company and will form substantial business relationships with the Company's clients. To protect the Company's legitimate business interests in preserving its valuable confidential business information and client relationships, the Executive shall not without the prior written consent of the Company, which consent shall not be unreasonably withheld, (i) engage in any Competitive Activity during the Term and (ii) if the Executive shall have received or shall be receiving benefits under Section 7, engage in any Competitive Activity for a period ending on the first anniversary of the Termination Date or date of expiration of this Agreement, as the case may be.

          (b) During the Term, the Company agrees that it will disclose to Executive its confidential or proprietary information (as defined in this Section 10(b)) to the extent necessary for Executive to carry out his obligations to the Company. The Executive hereby acknowledges the Company has a legitimate business interest in protecting its confidential and proprietary information and hereby covenants and agrees that he will not, without the prior written consent of the Company, during the Term or thereafter (i) disclose to any person not employed by the

Company, or use in connection with engaging in competition with the Company, any confidential or proprietary information of the Company or (ii) remove, copy or retain in his possession any Company files or records. For purposes of this Agreement, the term "confidential or proprietary information" will include all information of any nature and in any form that is owned by the Company and that is not publicly available (other than by Executive's breach of this Section 10(b)) or generally known to persons engaged in businesses similar or related to those of the Company. Confidential or proprietary information will include, without limitation, the Company's financial matters, customers, employees, industry contracts, strategic business plans, product development (or other proprietary product data), marketing plans, and all other secrets and all other information of a confidential or proprietary nature. For purposes of the preceding two sentences, the term "Company" will also include any Subsidiary (collectively, the "Restricted Group"). The foregoing obligations imposed by this Section 10(b) will not apply (i) during the Term, in the course of the business of and for the benefit of the Company, (ii) if such confidential or proprietary information will have become, through no fault of the Executive, generally known to the public or (iii) if the Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement).

          (c) The Executive hereby covenants and agrees that during the Term and for one year thereafter Executive will not, without the prior written consent of the Company, which consent shall not unreasonably be withheld, on behalf of Executive or on behalf of any person, firm or company, directly or indirectly, attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of the Restricted Group to give up employment or a business relationship with the Restricted Group.

          (d) The Executive agrees that on or before the Termination Date the Executive shall return all Company property, including without limitation all credit, identification and similar cards, keys and documents, books, records and office equipment. The Executive agrees that he shall abide by, through the Termination Date, the Company's policies and procedures for worldwide business conduct.

      11. Legal Fees and Expenses. It is the intent of the Company that the Executive not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of Executive's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of Executive's choice at the expense of the Company as hereafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. Without respect to whether the Executive prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Executive in connection with any of the foregoing.

     12. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any applicable law, regulation or ruling.

     13.  Successors and Binding Agreement.

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

          (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

          (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 13(a) and 13(b). Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 13(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

     14. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by, or three business days after having been sent by an internationally recognized overnight courier service such as FedEx or UPS, addressed to the Company (to the attention of the Chief Executive Officer of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

     15. Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the Cayman Islands, British West Indies, without giving effect to the principles of conflict of laws.

     16. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

     17. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. References to Sections are references to Sections of this Agreement.

     18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

     19. Entire Agreement. This Agreement sets forth the entire understanding between the Company and the Executive, and all oral or written agreements or representations, express or implied, with respect to the subject matter of this Agreement are set forth in this Agreement. All prior employment agreements, understandings and obligations (whether written, oral, express or implied) between the Company and the Executive are, without further action, terminated as of the date of this Agreement and are superseded by this Agreement.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.



                                /s/ Scott E. Willkomm
                                ---------------------------------------------
                                Scott E. Willkomm


                                SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.


                                By:  /s/ Michael C. French
                                   ------------------------------------------
                                   Name:  Michael C. French
                                   Title:  Chairman of the Board and
                                   Chief Executive Officer

                                                                       Exhibit A
                                                                       ---------


                                    Form of
                      NONQUALIFIED STOCK OPTION AGREEMENT
                      -----------------------------------

          This AGREEMENT (the "Agreement") is made as of _________________, 2000 by and between SCOTTISH ANNUITY & LIFE HOLDINGS, LTD., a Cayman Islands company (the "Company") and Scott E. Willkomm (the "Optionee").

          1. Grant of Share Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company's Second Amended and Restated 1998 Stock Option Plan (the "Plan"), the Company hereby grants to the Optionee a stock option (the "Option") to purchase 400,000 of the Company's Ordinary Shares (the "Optioned Shares"). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Optioned Shares may be purchased pursuant to this Option shall be $____ per share, subject to adjustment as hereinafter provided (the "Option Price"). The Option is intended to be a nonqualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Code, or any successor provision thereto.

          2. Term of Option. The term of the Option shall commence on the date set forth above of the grant (the "Date of Grant") and, unless earlier terminated in accordance with Section 6 hereof, shall expire ten (10) years from the Date of Grant.

          3. Right to Exercise. Subject to expiration or earlier termination, on each anniversary of the Date of Grant the number of Optioned Shares equal to thirty-three and one-third percent (33 %) multiplied by the initial number of Optioned Shares specified in this Agreement shall become exercisable on a cumulative basis until the Option is fully exercisable. To the extent the Option is exercisable, it may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of one Optioned Share pursuant to this Option. The Optionee shall be entitled to the privileges of ownership with respect to Optioned Shares purchased and delivered to him upon the exercise of all or part of this Option.

          4. Transferability. The Option granted hereby shall be transferable in whole or part, by the Optionee upon five business days prior notice to the Company.

          5.  Notice of Exercise; Payment.

          (a) To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Optioned Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the Optioned Shares being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The requirement of payment in cash shall be deemed satisfied if, with the consent of the Board, the Optionee makes arrangements that are satisfactory to the Company with a broker that is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of Optioned Shares which are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price, and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate Option Price not later than the date on which the sale transaction will settle in the ordinary course of business. The Optionee may also, with the consent of the Board, tender the Option Price by a combination of the foregoing methods of payment.

          (b) Within ten (10) days after notice, the Company shall direct the due issuance of the Optioned Shares so purchased.

          (c) As a further condition precedent to the exercise of this Option, the Optionee shall comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of Ordinary Shares and in connection therewith shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

     6. Termination of Agreement. The Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

          (a) Two (2) years after the Optionee's death if the Optionee dies while in the employ of the Company;

          (b) Two (2) years after the date of the Optionee's permanent and total disability if the Optionee becomes permanently and totally disabled while an employee of the Company;

          (c) Except as provided on a case-by-case basis, 60 days after the date the Optionee ceases to be an employee of the Company, or a Subsidiary, for any reason other than as described in this Section 6; or

          (d)  Ten (10) years from the Date of Grant.

In the event that the Optionee's employment is terminated for cause, the Agreement shall terminate at the time of such termination notwithstanding any other provision of this Agreement. For purposes of this provision, "cause" shall mean the Optionee shall have committed prior to termination of employment any of the following acts:

               (i) an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with the Optionee's duties or in the course of the Optionee's employment;

               (ii) intentional wrongful damage to material assets of the Company;

               (iii) intentional wrongful disclosure of material confidential information of the Company;

               (iv) intentional wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty; or

               (v) intentional breach of any stated material employment policy of the Company.

Any determination of whether an Optionee's employment was terminated for cause shall be made by the Board, whose determination shall be binding and conclusive. This Agreement shall not be exercisable for any number of Optioned Shares in excess of the number of Optioned Shares for which this Agreement is then exercisable, pursuant to Sections 3 and 7 hereof, on the date of termination of employment. For the purposes of this Agreement, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his employment among the Company and its Subsidiaries or a leave of absence approved by the Board.

     7. Acceleration of Option. Notwithstanding Section 3, but subject to earlier termination, the Option granted hereby shall become immediately exercisable in full in the event of a Change of Control, as defined in the Plan.

     8. No Employment Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Optionee.

     9. Taxes and Withholding. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of the Option, and the amounts available to the Company for such withholding are insufficient, the Optionee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Company will pay any and all issue and other taxes in the nature thereof which may be payable by the Company in respect of any issue or delivery upon a purchase pursuant to this Option.

     10. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

     11. Adjustments. The Board may make or provide for such adjustments in the number of Optioned Shares covered by this Option, in the Option Price applicable to such Option, and in the kind of shares covered thereby, as the Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Optionee's rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board may provide in substitution for this Option such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of this Option. Any fractional shares resulting from the foregoing adjustments shall be eliminated.

     12. Relation to Other Benefits. Any economic or other benefit to the Optionee under this Agreement shall not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company.

     13. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee's consent.

     14. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     15. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this option or its exercise.

     16. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

     17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the Cayman Islands, without giving effect to the principles of conflict of laws thereof.

     18. Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Chief Executive Officer, and any notice to the Optionee shall be addressed to said Optionee at his or her address currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the mail, postage and fees prepaid, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has also executed this Agreement as of the day and year first above written. If this Agreement is executed in duplicate counterparts, each counterpart shall be deemed an original, but the duplicate counterparts together constitute one and the same instrument.

                                SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.


                                By:
                                   ------------------------------------------
                                Name:
                                     ----------------------------------------
                                Title:
                                      ---------------------------------------


                                ---------------------------------------------
                                Scott E. Willkomm

                                                                       Exhibit B
                                                                       ---------

                                Form of Release
                                ---------------

          WHEREAS, Scott E. Willkomm's (the "Executive") employment has been terminated either by (a) the Company other than pursuant to Section 6(a)(i), 6(a)(ii) or 6(a)(iii) in accordance with the Employment Agreement, dated as of _____________, 2000, by and between the Executive and Scottish Annuity & Life Holdings, Ltd. (the "Agreement"), (b) the Executive pursuant to Section 6(b) of the Agreement or (c) the Company giving the Executive written notice of nonrenewal of the Agreement no later than 90 days prior to the second anniversary or any subsequent anniversary of the Agreement.

          WHEREAS, the Executive is required to sign this Release in order to receive the Severance Payment as described in Section 7 of the Agreement and the other benefits described in the Agreement.

          NOW, THEREFORE, in consideration of the promises and agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the Executive agrees as follows:

     1. This Release is effective on the date hereof and will continue in effect as provided herein.

     2. In consideration of the payments to be made and the benefits to be received by the Executive pursuant to the Agreement, which the Executive acknowledges are in addition to payments and benefits which the Executive would be entitled to receive absent the Agreement, the Executive, for himself and his dependents, successors, assigns, heirs, executors and administrators (and his and their legal representatives of every kind), hereby releases, dismisses, remises and forever discharges Scottish Annuity & Life Holdings, Ltd., its predecessors, parents, subsidiaries, divisions, related or affiliated companies, officers, directors, stockholders, members, employees, heirs, successors, assigns, representatives, agents and counsel (the "Company") from any and all arbitrations, claims, including without limitation claims for attorney's fees, demands, damages, suits, proceedings, actions and/or causes of action of any kind and every description, whether known or unknown, which Executive now has or may have had for, upon, or by reason of any cause whatsoever ("claims"), against the Company, including but not limited to:

          (a) any and all claims arising out of or relating to the Executive's employment by or service with the Company and his termination from the Company;

          (b) any and all claims of discrimination, including without limitation claims of discrimination on the basis of sex, race, age, national origin, marital status, religion or handicap, including, specifically, but without limiting the generality of the foregoing, any claims under the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, and the Americans with Disabilities Act; and

          (c) any and all claims of wrongful or unjust discharge or breach of any contract or promise, express or implied.

     3. The Executive understands and acknowledges that the Company does not admit any violation of law, liability or invasion of any of his rights and that any such violation, liability or invasion is expressly denied. The consideration provided for this Release is made for the purpose of settling and extinguishing all claims and rights (and every other similar or dissimilar matter) that the Executive ever had or now may have against the Company to the extent provided in this Release. The Executive further agrees and acknowledges that no representations, promises or inducements have been made by the Company other than as appear in the Agreement.

     4.   The Executive further agrees and acknowledges that:

          (a) The release provided for herein releases claims to and including the date of this Release;

          (b) He has been advised by the Company to consult with legal counsel prior to executing this Release, has had an opportunity to consult with and to be advised by legal counsel of his choice, fully understands the terms of this Release, and enters into this Release freely, voluntarily and intending to be bound;

          (c) He has been given a period of 21 days to review and consider the terms of this Release, prior to its execution and that he may use as much of the 21 day period as he desires; and

          (d) He may, within seven days after execution, revoke this Release. Revocation shall be made by delivering a written notice of revocation to the Company. For such revocation to be effective, written notice must be actually received by the Company no later than the close of business on the seventh day after the Executive executes this Release. If the Executive does exercise his right to revoke this Release, all of the terms and conditions of the Release shall be of no force and effect and the Company shall not have any obligation to make payments or provide benefits to the Executive as set forth in Section 7 of the Agreement.

     5. The Executive agrees that he will never file a lawsuit or other complaint asserting any claim that is released in this Release.

     6. The Executive waives and releases any claim that he has or may have to reemployment after __________________.

          IN WITNESS WHEREOF, the Executive has executed and delivered this Release on the date set forth below.


Dated:_____________________      ___________________________________
                                 Scott E. Willkomm


                                      B-2